Exhibit 99.1

Polar Power Reports Third Quarter 2024 Financial Results

GARDENA, CA – November 14, 2024 – Polar Power, Inc. (“Polar Power” or the “Company”) (NASDAQ: POLA), a global provider of prime, backup, and solar hybrid DC power solutions, reports its financial results for the third quarter of 2024.

Q3 2024 Financial Highlights

●	Net sales were $4.9 million, representing the third consecutive quarter of sequential sales improvement and a year-over-year quarterly improvement of 157%
●	Gross profit of $1.4 million, or 29% of sales, represents a positive swing of approximately $1.5 million compared to a gross loss of $108,000 in the same period last year
●	Operating expenses of $1.4 million compared favorably to $1.6 million in the third quarter of 2023
●	Net income of $13,000, or $0.00 per basic and diluted share, represents an increase of $1.9 million compared to a net loss of $1,844,000, or ($0.14) per basic and diluted share, in the same period in 2023
●	Working capital of $10.1 million as of September 30, 2024, included $15.0 million in inventory
●	Backlog at September 30, 2024 was $3.1 million

Arthur Sams, CEO of Polar Power, commented, “Our financial results in the third quarter reflect steady progress and a continued recovery in our top-line and the second consecutive quarter of inflection from losses into profitability. While we continue to see recovering order volumes from our tier 1 telecom customers, we are also diversifying our revenue base and have orders and sales coming from a broader range of both end-markets and geographic markets.

“We have several telecommunications customers in the South Pacific region purchasing our DC generators to develop the telecommunications infrastructure in that region. We believe the implementation and ongoing development of broadband networks, along with programs to develop the telecommunications infrastructure in rural and underdeveloped countries, will continue to fuel our growth in the telecommunications market over the next five to ten years. Along with increased international sales, military sales also increased in the third quarter, and both developments positively impacted our margins.

“Our focus continues to be on converting our sales pipeline into purchase orders, and we are particularly encouraged by opportunities with some large overseas deals. We continue to take steps to foster our recent operational and financial momentum as we head into 2025.

“Lastly, on an administrative matter, we are taking steps to regain Nasdaq compliance with respect to continued listing requirements and plan to effect a reverse stock split that we believe should address our current deficiency while maintaining our Nasdaq listing throughout the process,” concluded Mr. Sams.

About Polar Power, Inc.

Polar Power (NASDAQ: POLA) is pioneering technological changes that radically change the production, consumption, and environmental impact of power generation and is a leading provider of DC advanced power and cooling systems, pioneering innovations across diverse industrial applications. Its product portfolio, known for innovation, durability, and efficiency, presently includes standard products for telecom, military, renewable energy, marine, automotive, residential, commercial, oil field and mining applications. Polar Power’s systems can be configured to operate on any energy source including photovoltaics, diesel, LPG (propane and butane), and renewable fuels.

Polar Power’s telecom power solutions offer significant cost savings with installation, permitting, site leases, and operation. Its military solutions provide compact, lightweight, fuel efficient, reliable power solutions for robotics, drone, communications, hybrid propulsion, and other applications. Its mobile rapid battery charging technology enables on-demand roadside charging for electric vehicles. Its combined heat and power (CHP) residential systems offer innovative vehicle charging and integrated home power systems via natural gas or propane feedstocks, optimizing performance and system costs. Polar Power’s micro / nano grid solutions provide lower cost energy in “bad-grid or no-grid” environments. Its commitment to technological advancement extends to hybrid propulsion systems for marine and specialty vehicles, ensuring efficiency, comfort, reliability, and cost savings.

For more information, please visit www.polarpower.com. or follow us on www.linkedin.com/company/polar-power-inc/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. With the exception of historical information, the matters discussed in this press release including, without limitation, Polar Power’s belief that orders from its telecom customers will continue to materialize; Polar Power’s expectations that its planned investment in sales and marketing will accelerate sales growth, and managing operating expenses should enable both top- and bottom-line improvements throughout 2024 are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Polar Power could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse domestic and foreign economic and market conditions, including demand for its Summit Series, 27 kW DC generator product line; trade tariffs on raw materials; changes in domestic and foreign governmental regulations and policies; the impact of inflation and changing prices on raw materials; supply chain constraints causing significant delays in sourcing raw materials; labor shortages as a result of the pandemic, low unemployment rates, or other factors limiting the availability of qualified workers; and other events, factors and risks. It undertakes no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond Polar Power’s control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in Polar Power’s reports filed with the Securities and Exchange Commission.

Media and Investor Relations:

CoreIR

Peter Seltzberg, SVP Investor Relations and Corporate Advisory

+1 212-655-0924

ir@polarpowerinc.com

www.CoreIR.com

Company Contact:

Polar Power, Inc.

249 E. Gardena Blvd.

Gardena, CA 90248

Tel: 310-830-9153

ir@polarpowerinc.com

www.polarpower.com

POLAR POWER, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$498	$549
Accounts receivable	2,949	1,676
Inventories	15,029	16,522
Prepaid expenses	171	455
Employee retention credit receivable	—	2,000
Income taxes receivable	—	787
Total current assets	18,647	21,989

Other assets:
Operating lease right-of-use assets, net	1,944	2,818
Property and equipment, net	217	344
Deposits	108	108

Total assets	$20,916	$25,259

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$346	$1,762
Customer deposits	750	1,618
Accrued liabilities and other current liabilities	1,171	1,151
Line of credit	4,661	4,238
Notes payable-related party, current portion	265	257
Notes payable, current portion	—	64
Operating lease liabilities, current portion	1,322	1,124

Total current liabilities	8,515	10,214

Operating lease liabilities, net of current portion	840	1,856

Total liabilities	9,355	12,070

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized, 17,579,089 shares issued and 17,561,612 shares outstanding on September 30, 2024, and December 31, 2023	2	2
Additional paid-in capital	38,886	38,886
Accumulated deficit	(27,287)	(25,659)
Treasury Stock, at cost (17,477 shares)	(40)	(40)
Total stockholders’ equity	11,561	13,189

Total liabilities and stockholders’ equity	$20,916	$25,259

POLAR POWER, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine months Ended September 30,
	2024	2023	2024	2023
Net Sales	$4,914	$1,911	$11,348	$11,688
Cost of Sales	3,490	2,019	8,494	9,566
Gross profit (loss)	1,424	(108)	2,854	2,122

Operating Expenses
Sales and marketing	252	274	746	917
Research and development	172	299	586	983
General and administrative	960	992	3,001	3,240
Total operating expenses	1,384	1,565	4,333	5,140

Income (loss) from operations	40	(1,673)	(1,479)	(3,018)

Other income (expenses)
Interest expense and finance costs	(153)	(171)	(496)	(375)
Other Income (expense), net	126	—	347	—
Total other income (expenses), net	(27)	(171)	(149)	(375)

Net income (loss)	$13	$(1,844)	$(1,628)	$(3,393)

Net income (loss) per share – basic and diluted	$0.00	$(0.14)	$(0.09)	$(0.26)
Weighted average shares outstanding, basic and diluted	17,561,612	12,949,550	17,561,612	12,949,550

POLAR POWER, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOW

(in thousands)

	Nine months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(1,628)	$(3,393)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	146	309
Changes in operating assets and liabilities
Accounts receivable	(1,273)	648
Employee retention credit	2,000	—
Inventories	1,492	(3,695)
Prepaid expenses	284	1,687
Deposits	—	(15)
Income tax receivable	787	—
Operating lease right-of-use asset	874	(2,863)
Accounts payable	(1,416)	1,758
Customer deposits	(868)	(406)
Accrued expenses and other current liabilities	20	(53)
Operating lease liability	(818)	2,939
Net cash used in operating activities	(400)	(3,084)

Cash flows from investing activities:
Acquisition of property and equipment	(18)	(194)
Net cash used in investing activities	(18)	(194)

Cash flows from financing activities:
Proceeds from advances from credit facility	423	3,310
Proceeds from notes payable, related party	8	233
Repayment of notes payable	(64)	(180)
Net cash provided by financing activities	367	3,363

Increase (decrease) in cash and cash equivalents	(51)	85
Cash and cash equivalents, beginning of period	549	211
Cash and cash equivalents, end of period	$498	$296